UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Jackson Hewitt Tax Service Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 4, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Jackson Hewitt Tax Service Inc. (the “Company”) which will be held at the Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981, on Wednesday, September 20, 2006 at 10:00 a.m., local time. We look forward to greeting as many of our stockholders as possible.

With this letter, we have enclosed our 2006 Annual Report, the Notice of Annual Meeting of Stockholders, the Proxy Statement and Proxy Card. These materials describe the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares.

Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the top portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the About the Annual Meeting section of the Proxy Statement to obtain a ticket.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then revoke your proxy.

On behalf of the Board of Directors and the employees of Jackson Hewitt Tax Service Inc., I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Michael D. Lister

Chairman of the Board, President and

Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

to be held on September 20, 2006

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of Jackson Hewitt Tax Service Inc. (the “Company”) will be held at the Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981 on Wednesday, September 20, 2006 at 10:00 a.m., local time. The meeting will be held to consider and vote upon the following matters:

1. To elect one Class II director (nominee is James C. Spira) for a three-year term until the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2. To approve the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending April 30, 2007; and

4. To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 1, 2006 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

STEVEN L. BARNETT

Corporate Secretary

Dated: August 4, 2006

ANNEX A	AUDIT COMMITTEE CHARTER
ANNEX B	JACKSON HEWITT TAX SERVICE INC. AMENDED AND RESTATED 2004 EQUITY AND INCENTIVE PLAN

JACKSON HEWITT TAX SERVICE INC.

PROXY STATEMENT

Annual Meeting of Stockholders to

be held on Wednesday, September 20, 2006

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Jackson Hewitt Tax Service Inc., a Delaware corporation (the “Company”), is soliciting your vote at the 2006 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the “Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to stockholders on or about August 4, 2006.

What will I be voting on?

You are voting on the following business at the Meeting:

•	The election of one Class II director (nominee is James C. Spira) for a three-year term until the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

•	The approval of the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan; and

•	The ratification of the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending April 30, 2007.

How many votes do I have?

You will have one vote for every share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), you owned on August 1, 2006 (the “Record Date”).

How many votes can be cast by all stockholders?

37,907,691, consisting of one vote for each of the Company’s shares of Common Stock that were outstanding on the Record Date. There is no cumulative voting, and the holders of the Common Stock vote together as a single class.

How many votes must be present to hold the Meeting?

One-third of the outstanding shares of Common Stock entitled to vote at the Meeting as of the Record Date, or 12,635,897 votes, must be present, in person or by proxy, to constitute a quorum at the Meeting. Stockholders of record who are present at the Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, will be included in the number of stockholders present at the Meeting for purposes of determining whether a quorum is present. Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How many votes are required to elect directors and adopt the other proposals?

•	Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

•	Approval of the proposal relating to the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan and the proposal relating to the ratification of the appointment of auditors of the Company’s consolidated financial statements require the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against each proposal. Broker non-votes will have no effect on the vote for these proposals.

How do I vote?

You can vote by valid proxy received by mail. If voting by proxy, you should:

•	indicate your instructions on the proxy;

•	date and sign the proxy;

•	mail the proxy promptly in the enclosed envelope; and

•	allow sufficient time for the proxy to be received before the date of the Meeting.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Meeting by submitting a later dated proxy, by giving timely written notice of such revocation to the Corporate Secretary of the Company at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054 or by attending the Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record.

What if I do not vote for some of the matters listed on my proxy card?

Shares of Common Stock represented by proxies received by the Company through the return of the enclosed proxy card, where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of Directors), will be voted in accordance with the specification(s) so made.

If your proxy is properly executed but does not contain voting instructions, your shares will be voted:

•	“FOR” the election of the nominee for the Board of Directors;

•	“FOR” the proposal to approve the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as auditors of the Company’s consolidated financial statements for the fiscal year ending April 30, 2007.

Could other matters be decided at the Meeting?

The Board of Directors does not intend to bring any matter before the Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Do I need a ticket to attend the Meeting?

Yes. Attendance at the Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement is the admission ticket to the Meeting. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, NJ 07054, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them at the Meeting at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with the Company’s security procedures, all persons attending the Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

Has the Company’s Board of Directors made a recommendation regarding the matters to be acted upon at the Meeting?

The Company’s Board of Directors recommends that you vote “FOR” election of its nominee for director, “FOR” approval of the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan and “FOR” the ratification of the selection of Deloitte & Touche LLP as the auditors for the Company’s consolidated financial statements for the fiscal year ending April 30, 2007.

How can I access the Company’s proxy materials and annual report electronically?

A copy of the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (“SEC”) for its latest fiscal year has been delivered with the proxy materials that have been mailed to you and is also available without charge at the Company’s website at www.jacksonhewitt.com or upon written request to Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

Who do I contact for help?

If you have any questions or need assistance in voting your shares, please contact the Company as follows:

Jackson Hewitt Tax Service Inc.

Attention: Investor Relations

3 Sylvan Way

Parsippany, NJ 07054

(973) 630-0821

BOARD OF DIRECTORS

General

The Board of Directors presently consists of seven members. In an effort to achieve an even higher level of director independence for corporate governance purposes, the Board of Directors has determined that it is in the best interests of the Company to have only one employee director, the Chief Executive Officer, serving on the Board of Directors. Accordingly, the Board of Directors, including Mark L. Heimbouch, has decided not to nominate Mr. Heimbouch for re-election. Upon the expiration of Mr. Heimbouch’s term as Director on September 20, 2006, Mr. Heimbouch will no longer be a member of the Board or any committee of the Board, and the Board will consist of six directors. Directors serve in three classes with staggered three-year terms and until their successors are duly elected and qualified. The name and age of each Director, his or her position with the Company and the class and year in which such Director’s term expires are set forth below:

Name	Age	Position	Class and Term Expires at the Annual Meeting Held in the Year
Michael D. Lister	52	Chairman of the Board, President and Chief Executive Officer	Class III, 2007
Ulysses L. Bridgeman, Jr.	52	Director	Class I, 2008
Rodman L. Drake	63	Director	Class I, 2008
Mark L. Heimbouch	41	Executive Vice President, Chief Financial Officer, Treasurer and Director	Class II, 2006
Margaret Milner Richardson	63	Director	Class III, 2007
Louis P. Salvatore	59	Director	Class III, 2007
James C. Spira	63	Director	Class II, 2006

Biographical Information for the Nominee and Continuing Directors

At the Meeting, the stockholders will vote on the election of Mr. Spira to serve as a Class II Director for a three-year term ending at the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Certain additional information regarding the foregoing nominee, and each other continuing member of the Board of Directors is set forth below.

Michael D. Lister has served as our Chairman of the Board since March 2004 and as our President and Chief Executive Officer since September 2003. From September 2001 to August 2003, he served as our President and Chief Operating Officer. From June 2001 to August 2001, he served as our Chief Operating Officer. From October 1999 to May 2001, he served as our Executive Vice President of Operations. Mr. Lister previously spent 24 years in the tax preparation industry. Mr. Lister also serves on the board of the Council for Electronic Revenue Communication Advancement (CERCA), an industry non-profit organization.

Ulysses L. Bridgeman, Jr. has served as our director since June 2004. Since May 1988, Mr. Bridgeman has been the owner and president of Bridgeman Foods, Inc. in Louisville, Kentucky, which owns and operates 162 Wendy’s Old Fashioned Hamburger Restaurants in five states. Mr. Bridgeman serves on the board of directors of Fifth Third Bank, which files reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).

Rodman L. Drake has served as our director since June 2004. Since January 2002, Mr. Drake has been a managing director of Baringo Capital LLC, a private equity group he co-founded. From November 1997 to January 2002, Mr. Drake was president of Continuation Investments Group Inc., a private equity firm. Mr. Drake was a co-founder of KMR Power Corporation, a developer of independent power projects in Latin America and served as its co-chairman from 1994 to 1997. From 1991 to 1994, Mr. Drake was president of The Mandrake

Group, a consulting company focused on strategy and organizational design. From 1969 to 1991, Mr. Drake was employed by Cresap, McCormick & Paget, an international management and strategy consulting firm, where he was managing director and chief executive officer from 1980 to 1990. Mr. Drake is chairman of the board of directors of Hyperion Total Return Fund, Inc., Hyperion Strategic Mortgage Income Fund, Inc., and a director of The Student Loan Corporation, Celgene Corporation and Crystal River Capital, Inc., each of which files reports pursuant to the Exchange Act. Mr. Drake also serves on the board of directors of several private companies.

Margaret Milner Richardson has served as our director since June 2004. Since June 2003, Ms. Richardson has been a tax and business consultant. From 1997 to 2003, Ms. Richardson was a partner at Ernst & Young LLP, where she was the National Director of IRS Practice and Procedure and an advisor to the Foreign Investment Advisory Council in Russia. From 1993 to 1997, Ms. Richardson served as the Commissioner of the Internal Revenue Service. From 1977 to 1993, Ms. Richardson practiced tax law with Sutherland, Asbill and Brennan in Washington, D.C. Ms. Richardson was a member of the Internal Revenue Service Commissioner’s Advisory Group from 1988 to 1990 and chaired the group in 1990. Ms. Richardson serves on the board of directors of Legg Mason, Inc., which files reports pursuant to the Exchange Act.

Louis P. Salvatore has served as our director since June 2004. Since September 2002, Mr. Salvatore has been the representative of one of the four board members of Arthur Andersen LLP. From September 1992 to August 2002, Mr. Salvatore was the managing partner of Arthur Andersen’s metropolitan New York offices, and from January 1998 to August 2002, he was the Northeast Region managing partner. From 1989 to January 2001, Mr. Salvatore was a member of the Andersen Worldwide S.C. Board of Partners and, from August 2000 to January 2001, he was Interim Managing Partner—Chief Executive Officer of Andersen Worldwide. Mr. Salvatore has worked for Arthur Andersen LLP for over 35 years. Mr. Salvatore is a director and Chairman of the Audit Committee of Hyperion Strategic Mortgage Income Fund, Inc., Hyperion Total Return Fund, Inc. and Crystal River Capital, Inc., each of which files reports pursuant to the Exchange Act. Mr. Salvatore also serves on the boards of directors of several private companies.

James C. Spira has served as our director since June 2004. Since October 2003, Mr. Spira has been chairman of Brulant, Inc., an information technology consulting firm. From August 2003 to September 2003, Mr. Spira pursued personal interests. From July 2000 to July 2003, Mr. Spira was president and chief operating officer of American Greetings Corporation, a creator, manufacturer and distributor of social expression products. From May 1999 to July 2000, Mr. Spira was chairman of AmericanGreetings.com. From July 1995 to May 1999, Mr. Spira was a managing partner of Diamond Cluster International, Inc., a global management consulting firm. Mr. Spira serves on the board of directors of Ciber Inc., which files reports pursuant to the Exchange Act. Mr. Spira also serves on the board of directors of several private companies.

Functions and Meetings of the Board of Directors

Statement on Corporate Governance

Overview. The Board of Directors has implemented corporate governance measures to substantiate the Board of Directors’ capacity to oversee the Company and to serve the long-term interests of all stockholders. The Company’s corporate governance guidelines, committee charters, codes of conduct and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com or by writing to the Company at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. In addition, the Board has reviewed the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the governance listing standards of the New York Stock Exchange (“NYSE”) relating to corporate governance policies and procedures and determined that the Company is in compliance with all such standards.

Director Independence. At least two-thirds of the Board will be comprised of directors who meet the criteria for independence required by the NYSE, provided, that less than two-thirds of the directors may be independent if such short-fall is the result of the death, resignation or retirement of an independent director (“Short-fall Period”). During any Short-fall Period, all future nominees to the Board, other than incumbent directors, will be independent. In July 2006, the Board undertook its annual review of Director independence pursuant to NYSE Rule 303A.02(a). During this review, the Board reviewed whether any transactions or relationships exist currently or during the past three years existed between each Director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. The Board also examined whether there were any transactions or relationships between each Director and members of the senior management of the Company or their affiliates. As a result of this review, the Board affirmatively determined that two-thirds of the Directors were independent under the NYSE standards. Messrs. Lister and Heimbouch, who are employees of the Company, were not deemed independent.

Presiding Director. The Presiding Director’s primary responsibilities include presiding over periodic executive sessions of the non-employee members of the Board of Directors, advising the Chairman of the Board and Committee chairs with respect to meeting agenda and information needs, providing advice with respect to the selection of Committee chairs and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-employee members of the Board of Directors have designated Margaret Milner Richardson to serve in this position until the Company’s 2007 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Communicating with the Board of Directors. Stockholders may send communications to the Company’s Board of Directors or the Presiding Director by writing to the Board at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, Attention: Presiding Director, c/o the Corporate Secretary. The Presiding Director will review and distribute all stockholder communications received to the intended recipients and/or distribute to the full Board, as appropriate.

Codes of Conduct. The Board of Directors has adopted a code of conduct that applies to all officers and employees, including the Company’s principal executive officer and principal financial officer, and a code of conduct for Directors. Both codes of conduct are available at the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or by writing the Company at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations. The purpose of these codes of conduct is to promote honest and ethical conduct, including, among other things, the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its employees, officers and Directors.

Board Meetings

The Board of Directors held ten meetings and did not act by unanimous written consent during fiscal 2006. In fiscal 2006, all incumbent Directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served. Information regarding the Directors’ required attendance at meetings of stockholders is set forth in the Board of Directors Corporate Governance Guidelines, which can be found at the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or may be obtained by contacting the Company’s Corporate Secretary at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054.

Committees of the Board

Audit Committee

The Audit Committee is comprised of Messrs. Salvatore (Chairperson) and Spira and Ms. Richardson. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as the audits of the consolidated financial statements of the Company. See “Report of Audit Committee” below. The Board has determined that all members of the Audit Committee are independent Directors and financially literate under the rules of the NYSE. The Board has determined that Mr. Salvatore qualifies as an “Audit Committee financial expert” as defined by the rules of the SEC, and, in addition to being independent under the rules of the NYSE, is independent within the meaning of applicable SEC rules. A copy of the Audit Committee charter, which was amended and restated on July 11, 2006, is attached to this Proxy Statement as Annex A and also can be found at the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or may be obtained by contacting the Company’s Corporate Secretary at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054. The Audit Committee held eleven meetings in fiscal 2006.

Compensation Committee

The Compensation Committee is comprised of Messrs. Spira (Chairperson), Bridgeman and Drake. The Board of Directors has determined that each member of the Compensation Committee is an independent Director under the rules of the NYSE. The Compensation Committee administers the Company’s equity compensation plans, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. A copy of the Compensation Committee charter (the “Compensation Committee Charter”) can be found at the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or may be obtained by contacting the Company’s Corporate Secretary at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054. The Compensation Committee held seven meetings in fiscal 2006.

Corporate Governance Committee

The Corporate Governance Committee is comprised of Ms. Richardson (Chairperson) and Messrs. Bridgeman and Drake. The Board of Directors has determined that each member of the Corporate Governance Committee qualifies as an independent Director under the rules of the NYSE. The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board appropriate Director nominee candidates and providing oversight with respect to corporate governance matters. A copy of the Corporate Governance Committee charter can be found in the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or may be obtained by contacting the Company’s Corporate Secretary at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054. The Corporate Governance Committee held four meetings in fiscal 2006.

Director Nomination Procedures. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least two-thirds of the Directors are independent under the rules of the NYSE; that all members of the Company’s Audit Committee meet the independence and the financial literacy requirements under the rules of the NYSE, and that at least one of them qualifies as an “Audit Committee financial expert” under the rules of the SEC; and that all members of the Compensation Committee and the Corporate Governance Committee meet the independence requirements of the NYSE. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. In considering candidates submitted by stockholders, the Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. Any such nominations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary of the Company at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, and should include the following: (a) the name of the stockholder and evidence of the person’s ownership of the Company’s Common Stock, including the number of shares owned and the length of time of ownership; and (b) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director of the Company and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. The written proposal should be submitted in the time frame described in the By-laws of the Company and under the caption “Stockholder Proposals for 2007 Annual Meeting” below.

The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates are evaluated by the Corporate Governance Committee by reviewing the candidates’ biographical information and qualification and checking the candidates’ references. Qualified nominees are interviewed by at least one member of the Corporate Governance Committee. Using the input from such interview and other information obtained by them, the Corporate Governance Committee evaluates whether such prospective candidate is qualified to serve as a Director and whether the committee should recommend to the Board that the Board nominate this prospective candidate or elect such candidate to fill a vacancy on the Board. Candidates recommended by the Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Corporate Governance Committee expects that a similar evaluation process will be used to evaluate nominees for Directors recommended by stockholders. However, to date, the Company has not received any stockholder proposal to nominate a Director.

Executive Committee

The Executive Committee is comprised of Messrs. Lister (Chairman), Heimbouch and Salvatore (the “Executive Committee”). The Executive Committee has and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to (a) alter, amend or repeal the By-Laws or any resolution or resolutions of the Board of Directors, (b) declare any dividend or make any other distribution to the stockholders of the Company, (c) appoint any member of the Executive Committee, or (d) take any other action which legally may be taken only by the full Board of Directors. The Chairman of the Board serves as Chairman of the Executive Committee. The Executive Committee did not meet in fiscal 2006.

Director Compensation

The following sets forth the compensation payments payable to non-employee directors in fiscal 2006:

2006 Compensation(1)(2)
Annual Retainer	$60,000
New Director Equity Grant	$50,000
Board and Committee Meeting Attendance Fee	$—
Audit Committee Chair	$15,000
Audit Committee Member	$12,500
Compensation Committee Chair	$10,000
Compensation Committee Member	$8,000
Corporate Governance Committee Chair	$9,000
Corporate Governance Committee Member	$7,000
Presiding Director Stipend	$15,000

(1)	Members of the Company’s Board of Directors who are also officers or employees of the Company do not receive compensation for serving as a director (other than reimbursement of travel-related expenses for meetings held outside of our corporate headquarters).
(2)	The Annual Retainer, all committee membership stipends and the Presiding Director stipend are paid to the Company’s non-employee directors in installments on a quarterly basis and, except as noted below, are paid 50% in cash and 50% in the form of restricted stock units (“RSUs”) relating to Common Stock. These RSUs are issued pursuant to the Non-Employee Directors Deferred Compensation Plan, which allows the Company to issue RSUs to non-employee directors under the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan, as may be amended from time to time (or a successor plan). Directors may elect to receive all or any part of the Annual Retainer and/or any stipends otherwise payable in cash in the form of RSUs. The number of RSUs so granted is determined by dividing the value of the compensation to be paid in the form of RSUs by the fair market value per share of Common Stock as of the date of grant. Each RSU entitles the holder to receive one share of Common Stock within 60 days immediately following such non-employee director’s retirement or separation of service from the Board for any reason. The non-employee directors may not sell or receive value from any RSU prior to such separation of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information set forth in the following table is furnished as of July 14, 2006 as to those shares of the Company’s Common Stock beneficially owned by (i) each stockholder who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of its Directors and each of its executive officers, and (iii) all Directors and executive officers as a group. Applicable percentage ownership is based on 35,643,985 shares of Common Stock outstanding as of July 14, 2006 which includes: (a) shares of Common Stock outstanding (net of shares held in treasury), (b) shares of Common Stock subject to options that are exercisable, (c) shares of Common Stock subject to options that will become exercisable within 60 days and (d) outstanding RSUs.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Owned
Principal Stockholders:
Ziff Asset Management(1)	3,472,000	9.74%
FMR Corp.(2)	2,642,900	7.42%

Directors and Executive Officers(3)(4):
Michael D. Lister	563,298	1.58%
Steven L. Barnett	47,071	*
Ulysses L. Bridgeman, Jr.	7,309	*
Rodman L. Drake	9,610	*
Mark L. Heimbouch	64,836	*
Margaret Milner Richardson	7,870	*
Louis P. Salvatore	10,610	*
James C. Spira	11,117	*

Directors and Executive Officers as a group	721,721	2.02%

(1)	Reflects beneficial ownership of 3,472,000 shares of Common Stock by Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. (collectively, the “ZAM Group”), as derived solely from information reported in a Schedule 13G under the Exchange Act filed by the ZAM Group with the SEC on February 13, 2006. Such Schedule 13G indicates that the ZAM Group has shared voting power and shared dispositive power over all 3,472,000 shares. The principal business address for the ZAM Group is 283 Greenwich Avenue, Greenwich, CT 06830. Percent of Common Stock Owned is based on the assumption that the ZAM Group held 3,472,000 shares of Common Stock as of July 14, 2006.
(2)

Reflects beneficial ownership of 2,642,900 shares of Common Stock by FMR Corp. (“FMR”), Edward C. Johnson 3d and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR as derived solely from information reported in a Schedule 13G under the Exchange Act filed by FMR, Mr. Johnson and Fidelity with the SEC on February 14, 2006. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G discloses that FMR had sole voting power over 487,600 shares and sole dispositive power over 2,642,900 shares. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G indicates that 2,536,300 shares are beneficially owned by Fidelity as a result of acting as an investment adviser to several investment companies (“ICs”). Mr. Johnson, FMR, through its control of Fidelity, and the ICs each had sole dispositive power over all such shares. Neither Mr. Johnson nor FMR had sole voting power over such shares, as such power resides with the ICs’ respective Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G also indicates that 106,600 shares are beneficially owned by Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of Fidelity Trust, each had sole dispositive power and sole voting power over such shares. The principal business address for FMR. Mr. Johnson and Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. Percent of Common Stock Owned is based on the assumption that FMR, Mr. Johnson and Fidelity held 2,642,900 shares of Common Stock as of July 14, 2006.

(3)	Shares beneficially owned by the named executive officers consist of shares of Common Stock and the following vested stock options to purchase shares of Common Stock: Mr. Lister, 529,353; Mr. Heimbouch, 58,180 and Mr. Barnett, 42,571.
(4)	Shares beneficially owned by non-employee Directors consist of shares of Common Stock and the following RSUs granted under the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan, as may be amended from time to time: Mr. Bridgeman, 5,809; Mr. Drake, 8,610; Ms. Richardson, 7,370; Mr. Salvatore, 8,610; and Mr. Spira, 6,117. Each RSU is payable in one share of Common Stock within 60 days immediately following such Director’s retirement or separation of service from the Board of Directors for any reason.
*	Shares beneficially owned by such Director or executive officer comprise less than one percent (1%) of the Company’s Common Stock.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this Proxy Statement are set forth in the table below. All executive officers are appointed at the Annual Meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board to hold office until his or her successor is duly appointed and qualified.

Name	Age	Position
Michael D. Lister	52	Chairman of the Board of Directors, President and Chief Executive Officer
Michael C. Yerington	57	Executive Vice President and Chief Operating Officer
Mark L. Heimbouch	41	Executive Vice President, Chief Financial Officer, Treasurer and Director
Steven L. Barnett	41	Executive Vice President, General Counsel and Corporate Secretary

Biographical information for Mr. Lister, who also serves as a Director, is set forth above under “Board of Directors—Biographical Information for the Nominee and Continuing Directors.” Biographical information concerning all other executive officers is set forth below.

Michael C. Yerington has served as our Executive Vice President and Chief Operating Officer since July 2006. From August 2005 to June 2006, Mr. Yerington pursued personal interests. From June 2003 to July 2005, Mr. Yerington was President of Global Business Development of Western Union Financial Services, Inc., a money transfer services company. From January 2001 to June 2003, Mr. Yerington served as President of Western Union N.A. During this period of employment with Western Union, Mr. Yerington also held the position of Senior Vice President with Western Union’s parent company, First Data Corp., a global provider of electronic commerce and payment solutions for businesses and consumers.

Mark L. Heimbouch has served as our Director since March 2004 and as our Executive Vice President, Chief Financial Officer and Treasurer since July 2005. Mr. Heimbouch served as the Company’s Senior Vice President, Chief Financial Officer and Treasurer from June 2004 to July 2005. From May 2003 to June 2004, Mr. Heimbouch served as the Company’s Senior Vice President and Chief Financial Officer. From January 2003 to April 2003, Mr. Heimbouch pursued private investment activities. From August 2000 to December 2002, Mr. Heimbouch served as Chief Financial Officer of Teranex Inc., a digital media solutions provider. From May 1999 to August 2000, he served as Chief Financial Officer of Duro Communications, Inc., an internet data provider.

Steven L. Barnett has served as our Executive Vice President, General Counsel and Corporate Secretary since July 2005. From May 2004 to July 2005, Mr. Barnett served as the Company’s Senior Vice President, General Counsel and Corporate Secretary. From May 2003 to May 2004, Mr. Barnett served as Executive Vice President, General Counsel and Secretary of Paragon Financial Corporation, a specialty mortgage finance company. Mr. Barnett was a consultant to Paragon Financial Corporation from December 2002 to April 2003. From September 2002 to November 2002, Mr. Barnett pursued personal interests. From June 2002 to August 2002, Mr. Barnett provided transitional consulting services to NRT Incorporated, the nation’s largest residential real estate brokerage company, in connection with the sale of the company. From April 1998 to May 2002, Mr. Barnett was Executive Vice President, General Counsel and Secretary of NRT Incorporated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth for the fiscal years ended April 30, 2006 and April 30, 2005, and for the calendar year 2004, the annual, long-term and other compensation awarded to or earned by the Chief Executive Officer of the Company who served in such capacity during the fiscal year ended April 30, 2006, and to each executive officer of the Company who was serving as an executive officer of the Company as of April 30, 2006 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation
Name and Principal Positions	Year(1)	Salary		Bonus(2)		Other Annual Compensation(3)		Restricted Stock Unit Awards	Securities Underlying Options for Common Stock	All Other Compensation(4)
Michael D. Lister, Chairman, Chief Executive Officer and President	2006 2005 2004	$ $ $	400,000 321,540 305,674	$ $ $	1,440,000 1,212,500 945,833	$ $ $	— — —	— — —	393,903 514,073 514,073	$ $ $	131,437 54,158 47,128

Mark L. Heimbouch, Executive Vice President, Chief Financial Officer and Treasurer	2006 2005 2004	$ $ $	283,077 238,461 215,288	$ $ $	802,584 325,819 255,812	$ $ $	— — —	— — —	66,335 83,195 83,195	$ $ $	54,163 22,602 17,638

Steven L. Barnett, Executive Vice President, General Counsel and Corporate Secretary(5)	2006 2005 2004	$ $ $	266,346 220,673 147,115	$ $ $	774,002 260,231 235,231	$ $ $	— — —	— — —	78,773 45,757 45,757	$ $ $	57,478 22,440 17,864

(1)	The pay periods set forth in the table for each Named Executive Officer are for fiscal 2006 (May 1, 2005 through April 30, 2006), fiscal 2005 (May 1, 2004 through April 30, 2005) and calendar year 2004. Prior to the Company’s initial public offering in June 2004 (the “IPO”), the Named Executive Officers were paid by Cendant Corporation, the Company’s then-sole stockholder, whose fiscal year ended December 31. In connection with the IPO, the Company adopted a fiscal year ending April 30. Accordingly, the compensation reported with respect to calendar year 2004 and fiscal 2005 includes compensation that is reported twice because of the overlapping period of May 1, 2004 to December 31, 2004. See footnote 2 below for further information on allocation of bonuses for the respective years.
(2)	Performance bonus amounts earned in fiscal 2006 were as follows: Mr. Lister: $1,440,000; Mr. Heimbouch: $802,584 and Mr. Barnett: $774,002. These amounts included discretionary bonus awards for fiscal 2006 performance of $250,000 to each of Messrs. Heimbouch and Barnett. Bonus amounts for fiscal 2005 and calendar year 2004 periods for Messrs. Lister, Heimbouch and Barnett were paid in June and July 2005 and included a pro-rata portion, or 75% of the performance bonus amounts earned for services performed during the 16 month period from January 2004 to April 2005, as the Company converted to a fiscal year ended April 30 effective May 1, 2004. The following are the performance bonuses earned for the 16 month period from January 2004 to April 2005: Mr. Lister: $550,000, Mr. Heimbouch: $256,638 and Mr. Barnett: $230,975. Discretionary bonus awards for fiscal 2005 performance were as follows: Mr. Lister, $800,000 (includes the value of a grant of 12,703 shares of Common Stock, which was granted net of income tax withholdings); Mr. Heimbouch, $95,000; and Mr. Barnett, $75,000. Sign-on and other miscellaneous bonus amounts earned in fiscal 2005 were as follows: Mr. Heimbouch, $38,340; Mr. Barnett, $12,000. Discretionary bonus awards for calendar year 2004 performance equaled 66.7% of the discretionary bonus awards for fiscal 2005 performance (representing eight months in calendar 2004 from May to December 2004). Sign-on and other miscellaneous bonus amounts earned in calendar 2004 were as follows: Mr. Barnett, $12,000.

(3)	The aggregate amount of other annual compensation was less than the lesser of $50,000 or 10% of the sum of such Named Executive Officer’s salary and bonus.

(4)	In fiscal year 2006, these amounts included the following: (a) matching contributions to deferred compensation plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $115,200, $44,207 and $41,920; (b) matching contributions to 401(k) plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $15,373, $9,344 and $14,981; and (c) term life insurance premiums paid by the Company for Messrs. Lister, Heimbouch and Barnett, respectively, of: $864, $612 and $577. In fiscal year 2005, these amounts included the following: (a) matching contributions to deferred compensation plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $37,125, $11,549 and $10,394; (b) matching contributions to 401(k) plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $16,438, $10,645 and $11,511; and (c) term life insurance premiums paid by the Company for Messrs. Lister, Heimbouch and Barnett, respectively, of: $595, $408 and $535. In calendar year 2004, these amounts included the following: (a) matching contributions to deferred compensation plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $37,125, $11,549 and $10,394; (b) matching contributions to 401(k) plan for Messrs. Lister, Heimbouch and Barnett, respectively, of: $9,456, $5,740 and $7,096; and (c) term life insurance premiums paid by the Company for Messrs. Lister, Heimbouch and Barnett, respectively, of: $547, $349 and $374.

(5)	Mr. Barnett commenced employment with the Company on May 10, 2004.

Option Grants in Fiscal Year 2006

The following table summarizes stock option grants during the fiscal year ended April 30, 2006 made to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

INDIVIDUAL GRANTS

Name	Number of Securities Underlying Options Granted	% of Total Stock Options Granted to Employees in Last Fiscal Year	Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Michael D. Lister	207,297	25.24%	$20.45	05/26/2015	$2,667,912	$6,762,028
	186,606	22.72%	$24.85	07/13/2015	$2,918,518	$7,397,062
Mark L. Heimbouch	66,335	8.08%	$20.45	05/26/2015	$853,731	$2,163,848
Steven L. Barnett	78,773	9.59%	$20.45	05/26/2015	$1,013,809	$2,569,575

Aggregated Option Exercises in Fiscal 2006 and Year-End Option Values

In fiscal year 2006, there were no exercises of stock options by the Named Executive Officers. The following table summarizes the value of unexercised stock options held by such officers as of April 30, 2006:

	Number of Securities Underlying Unexercised Stock Options as of April 30, 2006 (#)			Value of Unexercised In-the-Money Stock Options as of April 30, 2006 ($)
Name	Exercisable		Unexercisable	Exercisable	Unexercisable
Michael D. Lister	389,281	(1)	518,695	$6,187,551	$4,500,760
Mark L. Heimbouch	20,798		128,732	$267,878	$1,429,212
Steven L. Barnett	11,439		113,091	$147,334	$1,184,845

(1)	Includes vested options to purchase 347,684 shares of Common Stock granted in connection with termination and exchange of Cendant Corporation options held by Mr. Lister. Such vested options had a value of $5,651,782 as of April 30, 2006.

Equity Compensation Plan Information

The following table provides information about shares of Common Stock that may be issued upon the exercise of stock options and in connection with outstanding RSUs under all of the Company’s existing equity compensation plans as of April 30, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and in Connection with Outstanding RSUs(1)	Weighted-Average Exercise Price of Outstanding Stock Options (Excludes RSUs) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by Company stockholders(2)	2,497,669	$17.67	1,158,433

(1)	Excludes 343,898 shares of Common Stock previously issued under the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan, as may be amended from time to time, including, options for Common Stock that have been exercised, restricted stock for Mr. Lister granted for fiscal 2005 and, in connection with the IPO, the issuance of Common Stock to employees in exchange for their Cendant Corporation restricted stock units.
(2)	Includes options and other awards granted under the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan, as may be amended from time to time, and the Non-Employee Directors Deferred Compensation Plan.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Messrs. Lister, Heimbouch and Barnett are each employed by the Company pursuant to written agreements of employment. Each employment agreement has an initial term of three years, with an automatic extension of successive one year terms. Mr. Lister will continue to serve as a member of the Board of Directors during each year of his employment. The Company is required to re-nominate Mr. Lister for election for additional terms of service on the Board of Directors during each year of his employment, and he will serve as Chairman of the Board at all times that he serves as a member of the Board of Directors. Mr. Lister will be deemed to have resigned from the Board following a termination event.

Mr. Lister’s agreement provides him with an annual base salary equal to $440,000 in fiscal 2007 and an annual target bonus opportunity, subject to attainment of Company performance goals, equal to no less than 150% of his base salary in the applicable year. Mr. Heimbouch’s agreement provides him with an annual base salary equal to $320,000 in fiscal 2007 and an annual target bonus opportunity, subject to attainment of Company and individual performance goals, equal to no less than 75% of his base salary in the applicable year. Mr. Barnett’s agreement provides him with an annual base salary equal to $305,000 in fiscal 2007 and an annual target bonus opportunity, subject to attainment of Company and individual performance goals, equal to 75% of his base salary in the applicable year. Pursuant to their employment agreements, Messrs. Lister, Heimbouch and Barnett are each eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board of Directors or the Compensation Committee. Each executive is also entitled to participate in all other compensation and employee benefit plans or programs offered generally to employees of the Company and each will receive all perquisites offered to executive officers of the Company.

Each employment agreement provides that in the event the Company terminates the executive officer’s employment, other than for cause (as defined in the employment agreements) or in the event the executive officer resigns under a constructive discharge (as defined in the employment agreements), the executive officer is entitled to (i) a cash severance benefit of 200% of the sum of the executive officer’s then current base salary plus target annual bonus (299% if the termination occurs within one year following a change in control of the Company), (ii) any and all base salary and annual bonus earned but unpaid through the date of such termination, and (iii) an amount equal to the annual bonus at target level for the year in which the termination occurs. In addition, upon such event, all of the executive’s outstanding and unvested stock options and any other equity awards or other incentive or compensation that is subject to vesting will become immediately and fully vested and exercisable and all outstanding options, awards, incentives and compensation will be extended and remain exercisable until the later of (1) December 31st of the year in which they would otherwise have expired or (2) the 15th day of the 3rd month following the month in which they would have expired; provided however, that awards granted after the date of execution of the executive’s employment agreement shall be extended and remain exercisable until the later of the foregoing and the second anniversary of the date of termination (subject to the original expiration date of the option). In addition, each executive is entitled to continue coverage under all health and welfare plans for the executive and members of his immediate family including medical and dental benefits, for up to twenty-four (24) months with the executive’s cost being no greater than the cost applicable to the executive had the executive been an active full time employee of the Company at such time. Such severance payments are subject to the executive officer executing a release of claims in the Company’s favor.

Each employment agreement also provides that if employment is terminated by the Company other than for cause or if the executive officer resigns under a constructive discharge, and if any payments or benefits that such executive officer receives with respect to his equity-based awards will be subject to the excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code (the “Code”), the Company is obligated to pay to such executive officer an additional “gross-up” payment such that such executive officer will be made whole with respect to those payments or benefits under such executive officer’s equity-based awards.

Additionally, each employment agreement contains important restrictive covenants intended to protect the Company’s confidential information and limit each executive officer’s ability to compete against the Company or solicit the Company’s employees.

Mr. Yerington’s employment commenced July 2006 and is at-will pursuant to an oral agreement. Mr. Yerington will receive an annual base salary equal to $350,000 in fiscal 2007, and he is eligible to receive an annual target bonus opportunity, subject to attainment of Company and individual performance goals, equal to no less than 75% of his base salary. Mr. Yerington is also eligible to receive annual or periodic grants of long-term incentive awards, subject to the sole and complete discretion of the Board of Directors of the Company or the Compensation Committee. The Company intends to enter into a written employment agreement with Mr. Yerington on terms similar to the agreements of the other executives.

Stock Options. Generally, all stock options granted to each of the Named Executive Officers under any applicable stock plan of the Company will become fully and immediately vested and exercisable upon the occurrence of a change of control transaction of the Company.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following compensation committee report on executive compensation and performance graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for administering the Company’s executive compensation policies and programs. The Compensation Committee also reviews and approves the salaries, annual incentive bonuses of executive officers and certain other officers as well as all grants of long-term incentive awards and equity-based compensation awards to all employees. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee Charter which can be found at the “Investor Relations—Corporate Governance” section of the Company’s website at www.jacksonhewitt.com, or may be obtained by contacting the Company’s Corporate Secretary at Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054.

Executive Officer Compensation Philosophy. The Company’s executive officer compensation philosophy is to deliver compensation in ways that support three primary business objectives:

•	aligning the interests of executive officers with the long-term interests of stockholders;

•	providing highly-competitive levels of compensation which are, in large part, conditioned on the attainment of specified performance targets; and

•	attracting, motivating and retaining the highest level of executive talent for the benefit of stockholders.

The Compensation Committee has considered the advisability of using employment agreements and determined that using such agreements is in the best interests of the Company insofar as these agreements permit the Company to achieve its desired goals of retaining the best possible executive talent and obtaining post employment non-competition covenants from executive officers. During fiscal year 2006, the Compensation Committee engaged a compensation consultant to review the Company’s use of employment agreements. Messrs. Lister, Heimbouch and Barnett are employed by the Company pursuant to written employment agreements. Mr. Yerington is employed pursuant to an oral agreement, although the Company intends to enter into a written employment agreement with him on terms similar to the agreements of the other executive officers. The terms of these employment arrangements are described more fully under “Employment Contracts and Termination of Employment and Change in Control Arrangements.”

In fiscal 2006, the Compensation Committee and the Company performed market research and/or engaged compensation consultants to advise on market rates of compensation and bonus awards for similarly situated executive officers. The Compensation Committee considers such advice and surveys in connection with establishing the key components of the Company’s executive compensation arrangements, including base salaries and annual performance bonuses for executive officers. In fiscal 2006, the Compensation Committee and the Company also performed market research and/or engaged compensation consultants to gain a deeper understanding of competition in the relevant labor markets to assure that grants of long-term equity incentive awards are competitive and provide appropriate incentive and retention value.

Components of Executive Compensation. The material elements of the Company’s executive compensation arrangements include base salary, annual performance bonus and long-term equity incentive awards.

Base Salaries. The Compensation Committee is responsible for determining the salary of the Chief Executive Officer and the other executive officers on an ongoing basis. Salaries paid to executive officers, other than the Chief Executive Officer, are also reviewed annually by the Chief Executive Officer and the Senior Vice President—Human Resources. The Compensation Committee and such officers assess salary levels based upon the nature of the position and the contribution, experience and tenure of the executive officer and based upon economic factors, peer company data and personal achievements.

Annual Performance Bonuses. Named Executive Officers are entitled to an annual performance bonus under the Company’s annual bonus plan, with bonus targets based on a percentage of base salary. Such bonus payments are subject to the approval of the Compensation Committee and based upon the performance of the Company and/or the applicable business units being managed by the officer, as well as such other performance criteria determined by the Company in connection with its overall strategic plans. Performance is measured against pre-established performance goals and the officer’s individual performance determined by the Chief Executive Officer. The bonuses earned by the Named Executive Officers for fiscal 2006 are set forth in the “Summary Compensation Table.”

Long-Term Equity Incentive Awards. The Company adopted and the stockholders have approved the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan which provides for, among other things, equity based awards, including restricted stock, RSUs, stock options, stock appreciation rights and other equity based awards to the Company’s directors, officers and other employees. Eligibility for equity awards, the number of shares underlying each award and the terms and conditions of each award is determined by the Compensation Committee after input from the Human Resources department and executive officers. Grants made in fiscal 2006 to the Named Executive Officers, and all other officers and employees, consisted of grants of options to purchase shares of Common Stock. Additional information with respect to equity grants in fiscal 2006 to the Named Executive Officers is set forth in the “Summary Compensation Table.”

Company Performance and Chief Executive Officer Compensation. In general, the Chief Executive Officer’s compensation is based on the Compensation Committee’s evaluation of the Company’s performance. As described above, in fiscal 2006, the Company performed market research and/or engaged compensation consultants to advise on market rates of compensation and bonus awards for similarly situated Chief Executive Officers.

The Compensation Committee considered many factors, including the comparative market analysis described above, in its assessment of whether Mr. Lister’s base salary should be increased, the amount of Mr. Lister’s annual incentive award for fiscal 2006 and the amount and type of equity compensation awards Mr. Lister should be awarded. In conducting this assessment, the Compensation Committee considered the accomplishment of annual and longer term financial and strategic goals by the Company. Under Mr. Lister’s leadership, the Company enjoyed an exceptional year, achieving strong tax return, revenue and earnings growth.

In addition to these Company specific accomplishments, the Compensation Committee reviewed Mr. Lister’s continued and future potential contributions to the Company’s success and growth and his total annual and long-term incentive compensation. The compensation earned by Mr. Lister in fiscal 2006 is disclosed in the “Summary Compensation Table.”

Deductibility of Compensation. Section 162(m) of the Code limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1.0 million per executive (the “$1.0 million cap”). The $1.0 million cap does not apply to “performance-based” compensation as defined under Section 162(m). The Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan qualifies as a “performance-based” plan that is not subject to the $1.0 million cap. The Company believes that it is in the Company’s and stockholder’s best interests to maximize tax deductibility when appropriate and consistent with stockholder interests. The Compensation Committee may recommend for Board of Directors approval non-deductible compensation when it believes that such awards are in the best interest of the shareholders, balancing tax efficiency with long-term strategic objectives.

COMPENSATION COMMITTEE

James C. Spira, Chairman

Ulysses L. Bridgeman, Jr.

Rodman L. Drake

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Spira (Chairman), Bridgeman and Drake, none of whom were officers or employees of the Company or any of the Company’s subsidiaries or had any relationship requiring disclosure by the Company under Item 404 of the SEC’s Regulation S-K during fiscal 2006 or before.

Performance Graph

The following graph assumes $100 invested on June 22, 2004, the date of the Company’s IPO, and compares (a) the percentage change in the Company’s cumulative total stockholder return on the Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends, assuming dividend reinvestment, during the period commencing June 22, 2004, and ending on April 30, 2006, and (B) the difference between the Company’s share price at the end and the beginning of the periods presented by (ii) the share price at the beginning of the periods presented) with (b) (i) the Russell 3000® Index and (ii) the Standard & Poor’s Diversified Consumer Services Index.

	Cumulative Total Return
	6/04	7/04	10/04	1/05	4/05	7/05	10/05	1/06	4/06
JACKSON HEWITT TAX SERVICE INC.	100.00	100.87	122.14	129.95	107.81	148.64	145.66	149.28	177.03
RUSSELL 3000 INDEX	100.00	97.06	100.59	106.11	104.30	113.48	111.25	119.55	123.16
S & P DIVERSIFIED CONSUMER SERVICES INDEX	100.00	93.33	79.49	89.27	85.94	93.09	79.47	73.83	71.02

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Audit Committee the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006 for filing with the SEC. The Audit Committee and the Board also have recommended, subject to stockholder ratification, the selection of the Company’s independent auditors for fiscal 2007.

AUDIT COMMITTEE

Louis P. Salvatore, Chairman

Margaret Milner Richardson

James C. Spira

PROPOSALS TO BE VOTED ON AT MEETING

ELECTION OF DIRECTORS

PROPOSAL NO. 1

The Board of Directors has nominated James C. Spira to be elected at the Meeting to serve as a Director in Class II for a three-year term ending at the 2009 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominee is currently a Director of the Company. The term of Mr. Heimbouch will expire at the conclusion of the 2006 Annual Meeting of Stockholders. The terms of Messrs. Lister and Salvatore and Ms. Richardson expire at the Company’s Annual Meeting of Stockholders to be held in 2007. The terms of Messrs. Bridgeman and Drake expire at the Company’s Annual Meeting of Stockholders to be held in 2008. For certain information regarding each nominee and continuing Directors, see “Board of Directors—Biographical Information for the Nominee and Continuing Directors” above.

The nominee has consented to being named in this Proxy Statement and to serve if elected. If, prior to the Meeting, any nominee should become unavailable to serve, the shares of Common Stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and By-Laws.

Directors shall be elected by the affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote in the election of Directors. Pursuant to applicable Delaware law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE LISTED ABOVE.

APPROVAL OF THE

JACKSON HEWITT TAX SERVICE INC. AMENDED AND

RESTATED 2004 EQUITY AND INCENTIVE PLAN

PROPOSAL NO. 2

Approval of the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan

Our Board of Directors adopted the Jackson Hewitt Tax Service Inc. 2004 Equity and Incentive Plan (the “Plan”) on April 16, 2004 and it was approved by Cendant Corporation, the Company’s then-current stockholder. At the 2005 Annual Meeting of Stockholders, our stockholders approved the Plan again. Our Board of Directors adopted the amendment and restatement of the Plan (the “Amended and Restated Plan”) on July 11, 2006, subject to its approval at the stockholders meeting. The Amended and Restated Plan amends the Plan to (i) increase the number of shares of Common Stock available for grant thereunder to 6,500,000, (ii) increase the maximum cash bonus under our annual incentive program that may be paid to any individual for any year to $3 million and (iii) increase the maximum cash bonus under our long-term incentive program that may be paid to any individual for a performance period designated by the Company’s compensation committee to $5 million.

Increase in Number of Authorized Shares

An aggregate of 4,000,000 shares of our Common Stock was originally reserved for issuance under the Plan. As of July 14, 2006, 2,943,603 shares of Common Stock were subject to awards under the Plan, 405,546 shares of Common Stock were previously issued under the Plan and 650,851 shares of Common Stock remained available for awards under the Plan. Approval of the Amended and Restated Plan would serve to increase the number of shares of Common Stock reserved for issuance to 6,500,000 and thereby ensure that the Company may continue to provide appropriate equity-based compensation to its non-employee directors, officers, employees, advisors and consultants. The additional shares would be subject to the same provisions with respect to adjustment and cancellation of awards as are currently provided in the Plan (see below, “Summary of the Amended Plan—Equity Incentive Program”).

Increases in Individual Limitations

The Plan currently provides that the maximum cash bonus under our annual incentive program and our long-term incentive program that may be paid to any individual for any calendar year or performance period, respectively, is $1 million. The Amended and Restated Plan provides that (i) the maximum cash bonus under our annual incentive program that may be paid to any individual for any year is $3 million and (ii) the maximum cash bonus under our long-term incentive program that may be paid to any individual for any performance period designated under our long-term incentive program will be increased to $5 million; these increases are intended to ensure that the Company may continue to provide appropriate cash-based incentives to its employees that may qualify as performance based compensation under Section 162(m) of the Code.

SUMMARY OF THE AMENDED PLAN

The principal features of the Amended and Restated Plan are summarized below. The following summary highlights those provisions of the Amended and Restated Plan that differ from the current Plan. A copy of the Amended and Restated Plan is attached as Appendix B to this Proxy Statement.

Purpose and General Description of the Amended and Restated Plan

The purpose of the Amended and Restated Plan is to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of the Company or any parent or subsidiary of the Company, to increase their efforts on behalf of the Company and its subsidiaries and to promote the success of the Company’s business. The Amended and Restated Plan provides for the award of annual cash bonuses and long-term cash awards, as well as equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards. The Amended and Restated Plan also provides for the deferral of officer and director compensation.

Administration

The Amended and Restated Plan is administered by our compensation committee, which has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The compensation committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Amended and Restated Plan and any awards granted under the Amended and Restated Plan and to make all other determinations necessary or advisable for the administration of the Amended and Restated Plan. Where the vesting or payment of an award under the Amended and Restated Plan is subject to the attainment of performance goals, the compensation committee will be responsible for certifying that the performance goals have been attained. Neither the compensation committee nor our Board of Directors has the authority under the Plan to reprice, or to cancel and re-grant, any stock option granted under the Amended and Restated Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the Amended and Restated Plan without first obtaining the approval of our stockholders.

Cash Incentive Programs

The Amended and Restated Plan provides for the grant of annual and long-term cash awards to Amended and Restated Plan participants selected by our compensation committee. The maximum value of the total cash payment that any Amended and Restated Plan participant may receive under the Amended and Restated Plan’s annual cash incentive program for any year is $3 million, and the maximum value of the total payment that any Amended and Restated Plan participant may receive with respect to any performance period under the Amended and Restated Plan’s long-term cash incentive program is $5 million for each performance period designated by the Company’s compensation committee under this program. Payment of awards granted under the cash incentive programs may be made subject to the attainment of performance goals to be determined by the compensation committee in its discretion. The compensation committee may base performance goals on one or more of the following criteria, determined in accordance with accounting principles generally accepted in the United States, where applicable:

•	pre-tax income or after-tax income;

•	income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on revenues;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total stockholder return;

•	income or earnings from continuing operations;

•	cost targets, reductions and savings, expense management, productivity and efficiencies;

•	franchise sales targets; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

The performance goals may be expressed in terms of attaining a specified level of the particular criterion, an increase or decrease in the particular criterion or a comparison of achievement against a peer group of companies, and may be applied to us or one or our subsidiaries or divisions or strategic business units. The compensation committee has the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events.

No payment may be made under either of the cash incentive programs under the Amended and Restated Plan prior to certification by the compensation committee that the applicable performance goals have been attained.

Equity Incentive Program

Up to 6,500,000 shares of our Common Stock are available for grants pursuant to the equity incentive program under the Amended and Restated Plan. Shares issued under the Amended and Restated Plan may be authorized but unissued shares or treasury shares. If any shares subject to an award granted under the Amended and Restated Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares, or if shares of stock are surrendered or withheld as payment of either the exercise price of an award or surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares of Common Stock will again be available for awards under the Amended and Restated Plan. Under the Amended and Restated Plan, no more than 400,000 shares of our Common Stock may be made subject to stock options or stock appreciation rights to a single individual in a single calendar year, and no more than 200,000 shares of our Common Stock may be made subject to awards other than stock options or SARs to a single individual in a single calendar year. In the event that the compensation committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Amended and Restated Plan participants, then the compensation committee will make those adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with future awards, (ii) the number and kind of shares or other property that may be issued under outstanding awards, (iii) the exercise price or purchase price of any outstanding award and (iv) the performance goals applicable to outstanding awards.

The compensation committee determines all of the terms and conditions of equity-based awards under the Amended and Restated Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals. The performance goals that may be applicable to the equity incentive program under the Amended and Restated Plan are the same as those discussed above, under “Cash Incentive Programs”.

The terms and conditions of stock options and stock appreciation rights granted under the Amended and Restated Plan are determined by the compensation committee and set forth in an agreement. Stock options granted under the Amended and Restated Plan may be “incentive stock options” within the meaning of Section 422 of the Code, or non-qualified stock options. SARs confer on the participant the right to receive an amount, in cash or shares of our Common Stock, equal to the excess of the fair market value of a share of stock on the date of exercise over the grant price of the SAR, and may be granted alone or in tandem with another award. The exercise price of an option or SAR granted under the Amended and Restated Plan may not be less than the fair market value of our Common Stock on the date of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the stock option to which the SAR relates. The vesting of a stock option or SAR is subject to such conditions as the compensation committee may determine, which may include the attainment of performance goals.

The terms and conditions of awards of restricted stock and restricted stock units granted under the Amended and Restated Plan are determined by the compensation committee and set forth in an award agreement. A restricted stock unit confers on the participant the right to receive a share of our Common Stock or its equivalent value in cash, in the discretion of the compensation committee. These awards are subject to restrictions on transferability which lapse under those circumstances that the compensation committee determines, which may include the attainment of performance goals. The compensation committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards. The Amended and Restated Plan provides for the issuance of restricted stock units in respect of the our obligations under our Non-Employee Directors Deferred Compensation Plan.

The Amended and Restated Plan also provides for other equity-based awards, the form and terms of which are as determined by the compensation committee, consistent with the purposes of the Amended and Restated Plan. The vesting or payment of one of these awards may be made subject to the attainment of performance goals.

The Amended and Restated Plan provides that, unless otherwise determined by the compensation committee, in the event of a change in control (as defined in the Amended and Restated Plan), all awards granted under the Amended and Restated Plan will become fully vested and/or exercisable, and any performance conditions will be deemed to be fully achieved.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain federal income tax consequences with respect to stock options that may be granted pursuant to the Amended and Restated Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Amended and Restated Plan.

Nonqualified Stock Options (NQSOs)

A participant generally will not be taxed upon the grant of an NQSO. Rather, at the time of exercise of such NQSO (and in the case of an untimely exercise of an incentive stock option), the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

If shares acquired upon exercise of an NQSO (or upon untimely exercise of an incentive stock option) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time the stock has been held.

Incentive Stock Options (ISO)

A participant will not be in receipt of taxable income upon the grant of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a parent, subsidiary or related entity at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of an participant who dies: (i) while in the employ of the Company or a parent, subsidiary or related entity or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs. (See “Certain Federal Income Tax Effects—Nonqualified Stock Options.”)

If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of his ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the participant will be long-term capital gain (if the stock is a capital asset of the participant) depending on the length of time the stock has been held.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares

According to a published ruling of the Internal Revenue Service, a participant who pays the exercise price of an NQSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. (See “Certain Federal Income Tax Effects—Nonqualified Stock Options.”) With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the participant’s ordinary income, and the holding period for such additional shares will commence on such date.

The Treasury Department has issued regulations that provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of corporation stock. If the shares surrendered in payment of the exercise price of an ISO are “statutory option stock” (including stock acquired pursuant to the exercise of an ISO) and if, at the date of surrender, the applicable holding period for such shares had not been met, such surrender will constitute a “disqualifying disposition” and any gain realized on such transfer will be taxable to the participant, as discussed above. Otherwise, when shares of Common Stock are surrendered upon exercise of an ISO, in general: (i) no gain or loss will be recognized as a result of the exchange; (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged; and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

NEW PLAN BENEFITS TABLE

Due to the discretionary nature of awards under the Amended and Restated Plan, the amount of awards that may be granted under the Amended and Restated Plan in the future to any individual is not determinable.

OPTIONS GRANTED UNDER THE PLAN

The following table shows, with respect to our named executive officers and the other individuals and groups indicated, the number of shares made subject to stock options granted under the Plan:

Name and Position	Number of Shares Underlying Options Granted During Fiscal 2006
Michael D. Lister, Chief Executive Officer and President	393,903
Mark L. Heimbouch, Executive Vice President and Chief Financial Officer	66,335
Steven L. Barnett, Executive Vice President and General Counsel	78,773
All executive officers during fiscal 2006, as a group (3 individuals)	539,011
All current directors who are not executive officers, as a group (5 individuals)	—
Each nominee for election as director	—
All employees who are not executive officers, as a group (27 individuals)	282,259

Pursuant to applicable Delaware law, approval of the Amended and Restated Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions will be counted and will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

RATIFICATION OF APPOINTMENT OF AUDITORS

PROPOSAL NO. 3

Deloitte & Touche LLP has been appointed by the Board of Directors as the auditors for the Company’s financial statements for fiscal 2007. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of stockholders.

Principal Accounting Firm Fees. Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for the fiscal years ended April 30, 2006 and April 30, 2005 consisted of:

Audit Fees. The aggregate fees billed to the Company for fiscal 2006 totaled $702,600 for the following services (excluding related out-of-pocket expenses): professional services rendered in connection with the audit of the Company’s consolidated financial statements for the fiscal year ended April 30, 2006, the review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal 2006, the fiscal 2006 audit of effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects and the attestation of management’s report on the effectiveness of internal control over financial reporting.

The aggregate fees billed to the Company for fiscal 2005 totaled $288,300 for the following services (excluding related out-of-pocket expenses): professional services rendered in connection with the audit of the Company’s consolidated financial statements for the fiscal year ended April 30, 2005, the review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal 2005 and other attest services, including consents related to SEC registration statements.

Audit-Related Fees, Tax Fees and All Other Fees: There were no other fees billed to the Company by Deloitte for products and services provided by Deloitte other than as set forth above for fiscal 2006 or fiscal 2005.

The Company’s Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

All services performed by the independent auditor in fiscal 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its September 19, 2005 meeting. This policy describes the permitted audit, audit-related, tax and other services that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services anticipated to be performed by the independent auditor in the ensuing fiscal year be presented to the Audit Committee for approval.

Any additional requests for audit, audit-related, tax and other services must be approved by the Audit Committee to the extent any single related service exceeds $50,000. The authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

As needed, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Deloitte during fiscal 2006 under such provision.

Although stockholder action on this matter is not required, the appointment of Deloitte is being recommended to the stockholders for ratification. If the stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain that firm.

Pursuant to applicable Delaware law, the ratification of the appointment of auditors of the Company requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting. Abstentions will be counted and will have the same effect as a vote against this proposal, and broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, Directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Such stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders if they are received by the Company on or before April 6, 2007. Any proposal should be directed to the attention of the Corporate Secretary, Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company’s by-laws. In order for a proposal to be “timely” under the Company’s by-laws, it must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, in the event that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, a proposal by the stockholders to be timely must be received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

ADDITIONAL INFORMATION

Stockholders with Multiple Accounts. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Jackson Hewitt Tax Service Inc., 3 Sylvan Way, Parsippany, New Jersey 07054, Attention: Corporate Secretary or by calling Investor Relations at (973) 630-0821.

Solicitation of Proxies. The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, fax,

Internet or email by Directors, officers and employees of the Company, who will receive no additional compensation therefor. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Common Stock. The Company has retained The Altman Group, Inc. to assist with the solicitation of proxies for a base fee not to exceed $4,500, plus reimbursement for out-of-pocket expenses. Such fee will be paid by the Company.

Electronic Access to Proxy Statement and Annual Report. This Proxy Statement and our 2006 Annual Report may be viewed online at the “Investor Relations—SEC Filings” section of the Company’s website at www.jacksonhewitt.com.

By Order of the Board of Directors

STEVEN L. BARNETT

Corporate Secretary

Dated: August 4, 2006

ANNEX A

AUDIT COMMITTEE CHARTER

(as amended and restated on July 11, 2006)

I.	Purpose of Audit Committee

The Board of Directors (the “Board”) of Jackson Hewitt Tax Service Inc. (the “Company”) has constituted and established this Audit Committee (the “Audit Committee”) with authority, responsibility, and specific duties as described in this Audit Committee Charter, subject to and in accordance with any applicable provisions set forth in the By-Laws of the Company, which provisions are incorporated by reference herein. The purpose of the Audit Committee shall be (a) to assist the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors’ qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function and (iv) the Company’s compliance with legal and regulatory requirements, and (b) to prepare a report for inclusion in the Company’s annual proxy statement, in accordance with applicable law, regulations and listing standards.

II.	Composition of Audit Committee

The Audit Committee shall consist of not less than three members. Each member of the Audit Committee shall be appointed by the Board upon the recommendation of the Corporate Governance Committee and shall satisfy the independence, financial literacy and expertise requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 (the “Act”) as appropriate, including the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). At least one member of the Audit Committee shall be an “Audit Committee financial expert” as defined by the SEC. To ensure that each Audit Committee member can devote the appropriate time to his/her oversight role, each member is limited to serving simultaneously on the audit committees of no more than three public companies.

Vacancies on the Audit Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Audit Committee may be removed by a majority vote of the independent directors then in office.

III.	Authority and Responsibilities of Audit Committee

The following are the responsibilities of the Audit Committee:

A.	Independent Auditor

•	Appoint, approve compensation to and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report.

•	Adopt and ensure compliance with a pre-approval policy with respect to services provided by the independent auditor.

•	The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

•	Review and, in its sole discretion, approve in advance the services and terms of all audits and, as provided in the Act, all permitted non-audit services and relationships between the Company and the independent auditor. Approval of audit and permitted non-audit services may also be made by one or more members of the Audit Committee as shall be designated by the Audit Committee/the chairperson of the Audit Committee and the person(s) granting such approval shall report such approval to the Audit Committee at the next scheduled meeting.

•	At least annually, obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, any required peer review, any inquiry or investigation by governmental or professional authorities, within the five preceding years, respecting one or more independent audits carried out by the firm, and the internal quality-control report of the independent auditor.

•	Discuss the foregoing report by the independent auditor to the extent it discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the outside auditor, including the matters required to be discussed by Statement on Auditing Standards No. 61, and take, or recommend that the full Board take, appropriate actions to oversee the independence of the outside auditor.

•	Evaluate with the assistance of the Company’s management, the qualifications, performance and independence of the independent auditor, including the lead partner of the independent auditor and, if so determined by the Audit Committee, terminate the Company’s engagement of the independent auditor.

The Audit Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditor to the Board.

B.	Financial Reporting and Accounting Policies

•	Review the annual audited and quarterly financial statements with the Company’s management, its Disclosure Committee and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certification as required by the Act.

•	Review any significant reporting issues and judgments made in connection with the Company’s financial statements.

•	Review major issues regarding the Company’s significant accounting principles, financial statement presentations and any changes thereto and the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies. Consider the impact of acceptable alternative accounting principles that are communicated by the independent auditor, internal auditors or the Company’s management.

•	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Make a recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

C.	Audit Process of the Independent Auditor

•	Meet with the independent auditor prior to it commencing the audit to review the scope (i.e. nature of work performed by entity), planning and staffing of the audit.

•	Discuss with the independent auditor its required disclosure outlined by Generally Accepted Auditing Standards relating to the conduct of the audit, including consideration of the quality of the Company’s accounting principles as applied in its financial reporting.

•	Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report, from the time that such reports are prepared; and hold timely discussions with the independent auditors regarding the following:

•	All critical accounting policies and practices;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences.

D.	Internal Audit Function

•	Review and advise on the appointment and replacement of the head of the Company’s internal Corporate Audit Staff, the adequacy and qualifications of the internal Corporate Audit Staff and the responsibilities and budget of the Company’s internal audit function.

•	Review, periodically, with the independent auditor, the budget, staffing and responsibilities of the internal audit function.

•	Review any significant reports or summaries thereof to the Company’s management prepared by the internal Corporate Audit Staff and the responses of the Company’s management.

•	Review and evaluate with the Company’s management, internal Corporate Audit Staff and the independent auditor the adequacy of internal controls that could significantly affect the Company’s financial statements.

E.	Legal Matters

•	Review with the Company’s General Counsel and management legal matters that may have a material impact on the Company’s financial statements, its Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Recommend, review and update periodically Codes of Conduct for employees and directors (collectively, the “Codes”), and ensure that management has established a system to enforce these Codes. Ensure that the Codes are in compliance with all applicable law, rules and regulations.

•	Review management’s monitoring of the Company’s compliance with the Codes, and ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

•	The Audit Committee may direct and oversee, as appropriate, investigations into any matter brought to its attention with the scope of its duties.

F. Other Matters

•	Establish clear hiring policies, compliant with governing laws or regulations for employees or former employees of the independent auditor.

•	Discuss the Company’s earnings press releases, including review of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This review may be done generally through a discussion of the types of information to be disclosed and type of presentations to be made, and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	Discuss the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial accounting and risk exposures and the steps management has undertaken to control them.

•	Submit the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

•	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Review any such concerns or complaints.

•	Establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review any such concerns or complaints.

IV.	Meetings of the Audit Committee

The Audit Committee shall meet regularly prior to, or following, meetings of the Board. Meetings of the Audit Committee may be called by the Chairman of the Audit Committee or the Chairman of the Board.

The Audit Committee shall report regularly to the Board regarding the execution of its duties and responsibilities, at a minimum, after each scheduled meeting of the Audit Committee, and shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The act of a majority of the Audit Committee members present at any meeting at which a quorum is present will be the act of the Audit Committee. In addition, at the first meeting of the Audit Committee and at each first meeting held in each successive year, the chair, in consultation with the other members of the Audit Committee, shall propose a list of items to be addressed by the Audit Committee during the coming year.

The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as to each other director in advance of the meeting, and that the list of items to be addressed by the Audit Committee during the coming year is circulated to each member of the Audit Committee as well as to each other director not later than ten business days after the first meeting of the Audit Committee each year. The chair, subject to the approval of a majority of the members of the Audit Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

Periodically, the Audit Committee shall meet with the Company’s management, members of the Company’s internal Corporate Audit Staff and with the independent auditor in separate sessions.

V.	Evaluation of the Audit Committee

The Audit Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Audit Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend any proposed changes to the Board. The Audit Committee shall address all matters that the Audit Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner.

VI.	Resources of the Audit Committee

The Audit Committee shall have the authority, following notice to the Chairman of the Board to retain and compensate legal, accounting or other advisors to advise the Audit Committee and assist it in fulfilling its duties and responsibilities. The Audit Committee may request any director, officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee.

VII.	Other

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditor.

ANNEX B

JACKSON HEWITT TAX SERVICE INC.

AMENDED AND RESTATED

2004 EQUITY AND INCENTIVE PLAN

(amended and restated effective July 11, 2006)

JACKSON HEWITT TAX SERVICE INC.

AMENDED AND RESTATED

2004 EQUITY AND INCENTIVE PLAN

(amended and restated effective July 11, 2006)

1. Purpose; Types of Awards; Construction.

The purposes of the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Jackson Hewitt Tax Service Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cendant” means Cendant Corporation, a Delaware corporation.

(f) “Cendant Award” shall have the meaning set forth in Section 6(b)(v).

(g) “Change in Control” means a change in control of the Company, which will be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

(v) Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(i) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(j) “Company” means Jackson Hewitt Tax Services Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k) “Conversion Option” means an NQSO granted under Section 6(b)(v).

(l) “Conversion RSU Award” means an Award of RSUs granted under Section 6(b)(v).

(m) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(n) “Effective Date” means April 21, 2004, the date that the Plan was adopted by the Board.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(p) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(q) “Grantee” means a person who, as a non-employee director, officer or other employee of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(r) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(s) “Long Term Incentive Program” means the program described in Section 6(b) hereof.

(t) “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(u) “NQSO” means any Option that is not designated as an ISO.

(v) “Option” means a right, granted to a Grantee under Section 6(b)(i) or 6(b)(v), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(w) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(x) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) earnings from continuing operations; (xii) cost targets, reductions and savings, productivity and efficiencies; (xiii) franchise sales targets; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or

Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(aa) “Plan” means this Hewitt Jackson Tax Services Inc. 2004 Equity and Incentive Plan, as amended from time to time.

(bb) “Plan Year” means a calendar year.

(cc) “Public Offering” means an offering of securities of the Company that is registered with the Securities and Exchange Commission.

(dd) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(ee) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) or 6(b)(v) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(ff) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(gg) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(hh) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(ii) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of

Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 6,500,000 (including all shares to be issued pursuant to Conversion Options or Conversion RSU Awards), subject to adjustment as provided herein. No more than 400,000 shares of Stock may be made subject to Options (other than Conversion Options) or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 200,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units (other than Conversion RSU Awards) or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Term Incentive Program. Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(C) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may made in cash, Stock, or property as specified in the Award or determined by the Committee.

(B) Right Conferred. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(C) Term and Exercisability of SARs. The date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment. An SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(C) Director Deferred Compensation Awards. The Company shall issue RSUs pursuant to this Section 6(b)(iv)(C) for the purpose of fulfilling the Company’s obligations under its Non-Employee

Director Deferred Compensation Plan (the “Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such RSUs set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

(D) Non-Employee Director Compensatory Awards. The Company shall issue RSUs payable only in Stock (unless the Committee determines otherwise) pursuant to this Section 6(b)(iv)(D) for the purpose of fulfilling the Company’s obligation to compensate each Non-Employee Director, in part, in the form of RSUs. Such RSUs shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their annual retainer fees, as well as such other fees, stipends and payments determined by the Committee to be subject to such Non-Employee Director compensation policy (each such award date, a “Fee Payment Date”). The Company shall keep a separate book account in the name of each Non-Employee Director. The number of RSUs to be credited to each Non-Employee Director’s account as of each Fee Payment Date shall be calculated by dividing (1) fifty percent (50%) of the total retainer or fee otherwise to be paid to such Non-Employee Director on such Fee Payment Date by (2) the Fair Market Value of a share of Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable within 60 days immediately following the date upon which such Director’s service as a member of the Board terminates for any reason.

(v) Converted Cendant Awards. The Committee is authorized to grant Options and Restricted Stock Unit Awards (such Options and Restricted Stock Unit Awards, “Conversion Options” and Conversion RSUs,” respectively) in consideration of the cancellation by Cendant of certain stock options and restricted stock unit awards previously granted to Participants by Cendant (such Cendant awards, the “Cendant Awards”). Notwithstanding any other provision of the Plan to the contrary, and in any event in accordance with a formula for the conversion of Cendant Awards determined by the Board in its sole discretion, (i) the number of shares to be subject to a Conversion Option or Conversion RSU shall be determined by the Committee and (ii) the per share exercise price of a Conversion Option shall be determined by the Committee and may be less than the Fair Market Value of a share of Stock on the date of grant.

(vi) Other Stock- or Cash-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(vi) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(vi) in respect of any performance period designated by the Committee under this Section 6(b)(vi) is $5 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(c) Annual Incentive Program. The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $3 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

7. Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement, in the event of a Change of Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8. General Provisions.

(a) Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c) Taxes. The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

(g) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

ADMISSION TICKET

JACKSON HEWITT TAX SERVICE INC.

2006 Annual Meeting of Stockholders

Wednesday, September 20, 2006

10:00 a.m., local time

The Hanover Marriott

1401 Route 10 East

Whippany, NJ 07981

NON-TRANSFERABLE	NON-TRANSFERABLE

JACKSON HEWITT TAX SERVICE INC.

Proxy Solicited by the Board of Directors for the Annual Meeting

of Stockholders to be held on September 20, 2006

The undersigned stockholder of Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) hereby appoints Michael D. Lister, Mark L. Heimbouch and Steven L. Barnett, and each of them individually, with full power of substitution, attorneys and proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Jackson Hewitt which the undersigned may be entitled, in any capacity, to vote at the Annual Meeting of Stockholders to be held at The Hanover Marriott located at 1401 Route 10 East, Whippany, NJ 07981 on Wednesday, September 20, 2006, at 10:00 a.m., local time, and at any adjournments or postponements of such meeting, for the following purposes, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with, and as described in, the Notice and accompanying Proxy Statement. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated August 4, 2006, and the accompanying Proxy Statement.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR FOR THE NAMED NOMINEE AND FOR PROPOSALS 2 AND 3.

(Continued and to be marked, dated and signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

JACKSON HEWITT TAX SERVICE INC.

September 20, 2006

Please mark, date, sign and

mail your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS OF JACKSON HEWITT RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE AS A DIRECTOR.			THE BOARD OF DIRECTORS OF JACKSON HEWITT RECOMMENDS A VOTE FOR PROPOSAL 2 AND FOR PROPOSAL 3.

1. Election of Director:				FOR	AGAINST	ABSTAIN

☐ FOR THE NOMINEE	NOMINEE: James C. Spira		2. To approve the Jackson Hewitt Tax Service Inc. Amended and Restated 2004 Equity and Incentive Plan.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR THE NOMINEE			3. To ratify the appointment of Deloitte & Touche LLP as the Company’s auditors for the fiscal year ending April 30, 2007.	☐	☐	☐

Whether or not you plan to attend the Annual Meeting of Stockholders (the “Meeting”), you can ensure your shares are represented at the Meeting by promptly completing, dating, signing and returning your proxy to American Stock Transfer and Trust Company in the enclosed postage-paid envelope. We urge you to return your proxy as soon as possible. Thank you for your attention to this important matter.

You can view the Annual Report and Proxy Statement on the internet at www.jacksonhewitt.com

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.